Exhibit 99.1

Cambium Learning Adopts Rights Plan Designed to Preserve Valuable
Net Operating Loss Carryforwards and Other Tax Benefits

Dallas, TX – September 21, 2016 – Cambium Learning® Group (NASDAQ: ABCD, the “Company”), a leading educational solutions and services company committed to helping all students reach their full potential, today announced that its Board of Directors has adopted a tax asset protection rights plan (the “Rights Plan”). The Rights Plan is designed to preserve the Company’s substantial net operating loss carryforwards (NOLs) and other significant tax benefits which may be available to reduce potential future tax liabilities.

As of December 31, 2015, the Company had approximately $84.8 million in NOLs, in addition to other valuable tax assets, which can be used in certain circumstances to offset future U.S. taxable income. The Company’s ability to utilize these tax assets during future periods would be substantially limited in the event of an “ownership change” (as defined under Section 382 of the Internal Revenue Code). In general, an ownership change would occur if the Company’s stockholders who own, or are deemed to own, 5% or more of the Company’s common stock increase their collective ownership in the Company by more than 50% over a rolling three-year period. The purpose of the Rights Plan is to deter an ownership change from occurring under these technical rules, which would protect the Company’s ability to utilize its valuable tax assets and avoid a reduction in stockholder value that would occur from these assets becoming subject to limitations under Section 382 of the Internal Revenue Code. There is no guarantee, however, that the Rights Plan will prevent the Company from experiencing an ownership change.

Under the Rights Plan, the Company’s stockholders of record as of the close of business on October 7, 2016 will receive one preferred stock purchase right for each share of common stock outstanding. Pursuant to the Rights Plan, if any person or group acquires 4.99% or more of the outstanding shares of the Company’s common stock, or if a person or group that already owns 4.99% or more of the Company’s common stock acquires additional shares representing 0.5% or more of the outstanding shares of the Company’s common stock, then, subject to certain exceptions, there would be a triggering event under the Rights Plan. The rights would then become exercisable and entitle stockholders (other than the acquiring person or group) to purchase additional shares of the Company at a significant discount and result in significant dilution in the economic interest and voting power of the acquiring person or group.

In its discretion, the Board may exempt certain transactions from the provisions of the Rights Plan, including if it determines that the transaction will not jeopardize the deferred tax assets or the transaction will otherwise serve the Company’s best interests. The Rights Plan is not intended to be an antitakeover measure or to deter offers that are fair and otherwise in the best interests of the Company’s stockholders.

The Company’s Board determined that the Rights Plan was warranted and in the best interest of all stockholders due to the substantial dollar amount of the NOLs and other tax assets, the importance of these potential benefits for future cash flows, and the risk of the Company experiencing an “ownership change.” The Rights Plan is similar to the tax asset protection rights adopted by numerous other public companies with significant NOLs. The Rights Plan and the rights issued under the Rights Plan will expire on September 21, 2019, or on an earlier date if certain events occur, as described more fully in the Rights Plan.

The issuance of the rights will not affect the Company’s reported earnings per share and is not taxable to the Company or its stockholders. The Company may pursue other ways to preserve its substantial tax assets in addition to its adoption of the Rights Plan.

The Company will file additional information regarding the terms and conditions of the Rights Plan with the U.S. Securities and Exchange Commission (“SEC”).

About Cambium Learning Group, Inc.
Cambium Learning® Group is a leading educational solutions and services company committed to helping all students reach their full potential. Cambium Learning accomplishes this goal by providing evidence-based solutions and expert professional services to empower educators and raise the achievement levels of all students. The company is composed of four business units: Learning A–Z® (www.learninga-z.com), ExploreLearning® (www.explorelearning.com), Kurzweil Education® (www.kurzweiledu.com), and Voyager Sopris Learning® (www.voyagersopris.com). Together, these business units provide breakthrough technology solutions for online learning and professional support; best-in-class intervention and supplemental instructional materials; gold-standard professional development and school-improvement services; valid and reliable assessments; and proven materials to support a positive and safe school environment. Cambium Learning Group, Inc. (NASDAQ: ABCD), is based in Dallas, Texas. For more information, visit www.cambiumlearning.com.

Forward-Looking Statements

This news release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this news release may not occur. Generally, Cambium Learning Group, Inc.’s forward-looking statements relate to Cambium Learning Group, Inc.’s business plans or strategies, projected or anticipated benefits or other consequences of Cambium Learning Group, Inc.’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that Cambium Learning Group, Inc. may make, or a projection involving anticipated revenues, earnings or other aspects of Cambium Learning Group, Inc.’s operating results or financial position, and the outcome of any contingencies. These forward-looking statements also include, without limitation, statements relating to the use of NOLs to offset future taxable income and the use of the rights plan to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code. Any such forward-looking statements are based on current expectations, estimates and projections of management and facts as they are known today to Cambium Learning Group, Inc.’s Board and management. Cambium Learning Group, Inc. intends for its forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements under the federal securities laws. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. Many of these statements are beyond Cambium Learning Group, Inc.’s control, and factors beyond Cambium Learning Group, Inc.’s control may influence the accuracy of the statements and the projections upon which the statements are based. Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, the difficulty of determining all of the facts relative to Sections 382 and 383 of the Internal Revenue Code, unreported buying and selling activity by stockholders and unanticipated interpretations of the Internal Revenue Code and regulations, Cambium Learning Group, Inc.’s ability to generate taxable income to utilize all or a portion of the NOLs prior to the expiration thereof, the possibility that the rights plan may not successfully deter stockholders from triggering an ownership change through the purchase of Cambium Learning Group, Inc. common stock, risks associated with the enforceability of the rights plan under Delaware law or other applicable law, risks that the rights plan may discourage third party offers to acquire Cambium Learning Group, Inc., or any interests therein, risks that the rights plan may have an adverse effect on the value of Cambium Learning Group, Inc.’s common stock, and risks and uncertainties discussed in Cambium Learning Group, Inc.’s reports filed with the Securities and Exchange Commission, including, but not limited to, Cambium Learning Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other filings. Copies of these filings are available at www.sec.gov. Any one or more of these uncertainties, risks and other influences could materially affect Cambium Learning Group, Inc.’s results of operations and whether forward-looking statements made by Cambium Learning Group, Inc. ultimately prove to be accurate. Cambium Learning Group, Inc.’s actual results, performance and achievements could differ materially from those expressed or implied in its forward-looking statements. Except as required by law, Cambium Learning Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.
Media and Investor Contact:
Barbara Benson
Cambium Learning Group, Inc.
investorrelations@cambiumlearning.com
LHA
Jody Burfening/Carolyn Capaccio
212.838.3777
ccapaccio@lhai.com